**BETWEEN**

| | |
|---|---|
| **VERDE RESOURCES, INC.** | **("VERDE")** |

**AND**

| | |
|---|---|
| **CHAMPMARK SDN BHD** | **("DEBTOR")** |

**AND**

| | |
|---|---|
| **BORNEO OIL CORPORATION SDN BHD** | **("CREDITOR")** |

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# SETTLEMENT OF DEBTS AGREEMENT

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Dated this 13th day of March 2023

**SETTLEMENT AGREEMENT**

This Agreement is entered into this 13th day of March 2023

**BETWEEN:**

(1) **VERDE RESOURCES, INC** a company incorporated under the laws of Nevada, USA listed under OTCQB trading under stock code "VRDR" and having its registered address at 2 City Place, Dr Suite, 200, St Louis, MO 63141, United States (hereinafter referred to as **"VERDE"**).

(2) **CHAMPMARK SDN BHD [Registration No. 199201004115 (Company No. 235619-U)]** a company incorporated under the laws of Malaysia and having its registered address at Lot 6.01, 6th Floor, Imbi Plaza, 28 Jalan Imbi, Kuala Lumpur, Federal Territory, Malaysia (hereinafter referred to as **"Debtor") AND**

(3) **BORNEO OIL CORPORATION SDN BHD [Registration No. 200201032679 (Company No. 600344-X)]** (formerly known as Borneo Oil & Gas Corporation Sdn Bhd) a company incorporated under the laws of Malaysia and whose registered address is situated at Level 1, Victoria Point, Jalan OKK Awang Besar, 87007, Federal Territory of Labuan (hereinafter referred to as **"Creditor")**

**WHEREAS:**

(A) The Debtor is wholly owned subsidiary of Verde Resources Asia Pacific Limited (formerly known as Gold Billion Global Limited) whose shares are wholly owned by VERDE. Therefore the Debtor is an indirect wholly owned subsidiary of VERDE.

(B) The parties hereby acknowledge that the Debtor is indebted to the Creditor for the sum of Ringgit Malaysia Two Million Nine Hundred Seventy Three Thousand Nine Hundred and Eight (RM2,973,908.00) only equivalent to USD675,888.00 as at 1 March 2023 (hereinafter referred to as **"the Debt")**.

(C) The parties hereto are now mutually desirous of amicably settling the Debt subject to the terms and conditions herein contained.

## 1 INTERPRETATION AND DEFINITIONS

1.1 The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or be used in the construction of this Agreement.

1.2 Reference to the Parties in this Agreement shall include its Representative successors and permitted assigns.

1.3 Words using the singular or plural number also include the plural or singular number, respectively.

1.4 References to "Clause" or any other agreement or documents in this Agreement shall be constructed as references to the clauses of this Agreement, or such other agreement or document as may be amended, modified or supplemented from time to time, and shall include a reference to any document which, amends, modifies or supplements it or is entered into made or given pursuant to or in accordance with its terms.

## 2. CONSIDERATION

In consideration of the mutual covenants of the parties herein the parties have agreed to enter into this Settlement Agreement upon terms herein contained.

## 3. TERMS OF THE SETTLEMENT

The Parties agree as follows:

**3.1** The Debt shall be fully settled either in cash or by way of an allotment and issue of new ordinary restricted shares in VERDE at **USD 0.07** per share ranking pari passu in all respects with all existing shares of VERDE and subject to a moratorium period of six (6) months from the issue date (hereinafter referred to as "**the Settlement Shares**") to the

Creditor or it's nominee(s) in accordance with the Promissory Note as attached herewith as **Appendix 1.**

3.2 Upon execution of this Agreement, the Creditor shall forthwith provide all the necessary information and documents required by VERDE for the issuance of the Settlement Shares to the Creditor or it's nominee.

3.3 Upon the full payment of the Debt in cash or by way of the issuance of the Settlement Shares as evidenced by the Creditor's receipt of the requisite share certificates and duly signed board of director's resolution approving the same, all parties shall have no further claims whatsoever against the other in respect of the Debt except as hereinafter expressly reserved.

**4. EFFECTIVE DATE**

This Agreement shall take effect from the date the parties hereto execute the Agreement and where fees, expenses or costs are payable under this Agreement such fees, expenses or costs shall have been paid by VERDE.

**5. TIME IS OF ESSENCE**

Time wherever and whenever mentioned herein shall be the essence of this Agreement.

**6. NOTICES**

Any notice to be served on the parties under this Agreement shall be deemed sufficiently served in writing to the address first mentioned above or digitally or by hand or registered mail .

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IN WITNESS WHEREOF the parties hereto have hereunder set their hands and seals the day and year first above written.

**VERDE**

Signed by the Authorised Representative of )
**VERDE RESOURCES, INC** )
In the presence of: )
) ..............................................
Name : Carl M. Craven
.............................................. Designation: Director

**DEBTOR**

Signed by the Authorised Representative of )
**CHAMPMARK SDN BHD** )
In the presence of: )
) ..............................................
Director
Name : Balakrishnan A/L B S Muthu

..............................................

**CREDITOR**

Signed by the authorized representative of

**BORNEO OIL CORPORATION** )

**SDN. BHD.** )

in the presence of: )

)

)

)

| | |
|---|---|
| ..................................... | ..................................... |
| DIRECTOR | DIRECTOR |
| Name : Datuk Joseph Lee Yok Min @ Ambrose | Name : Georgia Suzanne Lingam @ Georgianne |

# PROMISSORY NOTE

**Amount: USD 675,888.00** [Principal amount] 13th **March, 2023**

FOR VALUE RECEIVED, the undersigned **VERDE RESOURCES, INC.**, (referred to as the "**Debtor**"), hereby promises to pay on behalf of it's subsidiary, CHAMPMARK SDN BHD, [Malaysian Company Registration No. 199201004115 (Company No. 235619-U)] ("**CM**"), to the order of **BORNEO OIL CORPORATION SDN BHD** [Malaysian Company Registration No. 200201032679 (Company No. 600344-X)], (formerly known as Borneo Oil & Gas Corporation Sdn Bhd) (referred to as the "**Creditor**"), the principal sum of **Ringgit Malaysia Two Million Nine Hundred Seventy Three Thousand Hine Hundred and Eight ( RM2,973,908.00)** equivalent to **USD 675,888.00** (the "**Principal Amount**") in including interest accordance with the terms set forth below.

1. Payment. The Principal Amount together with any accrued and unpaid interest and all other charges, costs and expenses (collectively referred to as "**Principal Sum"),** under a two (2) years loan period, is due and payable on the 12th March, 2025. All payments under this Note are applied first to any accrued interest and then to the Principal Amount and shall be paid either in cash or by an issuance of the Debtor's shares at the discretion of the Creditor subject to terms and conditions as contained herein below.

2. Security. This Note shall be secured under the following terms and conditions:

The Debtor agrees that until the Principal Sum of this Note is paid in full, this Note will be secured by the issuance of restricted ordinary shares of the common stock of Verde Resources, Inc ranking parri passu with all other shares of the Debtor.

It is hereby mutually agreed by the Creditor and the Debtor that at the discretion of the Creditor, the Principal Sum may be settled by way of an issuance of the Debtor's shares at the conversion price of USD 0.07 per share, and ;

The effective dates of the above share issuance will be determined mutually by both the Debtor and the Creditor within two (2) years loan period of this Note.

3. Interest. The Principal Amount shall bear interest at the rate of 2 percent (%) per annum. Notwithstanding, the total interest charged on the Principal Amount shall not exceed the maximum amount allowed by law and Debtor shall not be obligated to pay any interest in excess of such amount.

4. Waiver. The Debtor hereof, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

5. Assignment. The Debtor may not assign its rights or delegate its duties under this Note without Creditor's prior written consent.

6. Amendment. This Note may be amended or modified only by a written agreement signed by Debtor and Creditor.

7. Upon the receipt by the Creditor of the share certificates for the shares, the Creditor shall have no further claims whatsoever against CM and the Debtor in relation to the Principal Sum.

8. **Notifications.** Any notice or communication under this Note must be in writing and either personally delivered, sent by overnight courier service, certified or registered mail, postage prepaid, return receipt requested or by facsimile or electronic email transmission.

9. **Governing Law.** This Note shall be governed by and construed in accordance with the laws of United States of America.

10. **Miscellaneous.** This Note will be binding on the respective successors and permitted assigns of the Creditor and the Debtor. The Creditor shall not be deemed to have waived any provision of this Note or the exercise of any rights held under this Note unless such waiver is made expressly and in writing. Waiver by the Creditor of a breach or violation of any provision of this Note shall not constitute a waiver of any other subsequent breach or violation. In the event that any of the provisions of this Note are held to be invalid or unenforceable in whole or in part, the remaining provisions shall not be affected and shall continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Note.

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SIGNING PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first stated above.

**Debtor's Signature** ______________________
Verde Resources, Inc.
Carl M. Craven
Director

**Creditor's Signature** ______________________
Borneo Oil Corporation Sdn Bhd
Georgia Suzanne Lingam
Executive Director